THIRD AMENDMENT TO THE
RUBY TUESDAY, INC. STOCK INCENTIVE

AND DEFERRED COMPENSATION PLAN FOR DIRECTORS

        THIS THIRD AMENDMENT is made this 30th day of September, 1996, by Ruby Tuesday, Inc., a corporation duly organized and existing under the laws of the State of Georgia (hereinafter called the “Company”).

        WITNESSETH:

        WHEREAS, the Company maintains the Ruby Tuesday, Inc. Stock Incentive and Deferred Compensation Plan for Directors, which is currently maintained under an amended and restated indenture which became effective as of September 28, 1994 (the “Plan”); and

        WHEREAS, the Company desires to amend the Plan to no longer grant Restricted Stock Awards of 5,000 shares to those newly elected to the Board of Directors and to facilitate compliance with new short-swing profits liability rules; and

        WHEREAS, the Board of Directors of the Company has duly approved and authorized this amendment to the Plan;

        NOW, THEREFORE, the Company does hereby amend the Plan, as follows:

    1.        Effective June 26, 1996, by adding to the end of Section 3.1 the following:

“Notwithstanding the preceding, no Restricted Stock Awards shall be made to anyone who is first elected to the Board of Directors on or after June 26, 1996.”

2.	Effective for common stock issued on or after November 1, 1996, pursuant to Section 6.2, by deleting the second sentence thereof in its entirety and by substituting therefor:

“Any Stock issued to a Participant pursuant to this Section 6.2 may not be transferred within three (3) years of the date of purchase, unless the Committee waives this restriction, in which case a waiver may not occur prior to the six-month anniversary of the date of the Stock issuance, unless the Committee is satisfied that the earlier waiver will not trigger recovery of short-swing profits under Section 16 of the Exchange Act.”

        Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to the adoption of this Third Amendment.

        IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed on the day and year first above written.

RUBY TUESDAY, INC.
By: /s/ Samuel E. Beall, III
Title: Chairman and Chief Executive Officer

ATTEST:

By: /s/ Philip G. Hunt

Title: Secretary

[CORPORATE SEAL]